Exhibit 99.1

Direct Digital Holdings Reports
Third Quarter 2022 Financial Results

Third Quarter 2022 Revenue Up 211% Year-Over-Year to $26.0 Million

Third Quarter Net Income Up Year-Over-Year to $0.8 Million, or $0.06 per Share

Company Raises Revenue Guidance to $85 Million-$90 Million for Full-Year 2022

Houston, November 10, 2022 /PRNewswire/ -- Direct Digital Holdings, Inc. (Nasdaq: DRCT) ("Direct Digital Holdings" or the “Company”), a leading advertising and marketing technology platform operating through its companies Colossus Media, LLC (“Colossus SSP”), Huddled Masses LLC (“Huddled Masses”) and Orange142, LLC (“Orange142”), today announced financial results for the third quarter ended September 30, 2022.

Mark Walker, Chairman and Chief Executive Officer of Direct Digital Holdings, commented, "We are pleased to report strong revenue and EBITDA for the third quarter of 2022, demonstrating strong growth across both our sell- and buy-side business segments and continued expansion of our portfolio and client reach.”

Keith Smith, President of Direct Digital Holdings, added, “Our team has effectively responded to the recent uncertainty and volatility in the market, capitalizing on brands and businesses moving dollars from less efficient traditional advertising outlets towards digital media. We believe that Direct Digital Holdings is well-positioned to continue its record of strong growth and market expansion or the remainder of the year and, as such, we are thrilled to announce we will be raising revenue guidance for full-year 2022.”

Third Quarter 2022 Financial Highlights:

•	Revenue increased to $26.0 million in the third quarter of 2022, an increase of $17.6 million, or up 211% over the $8.4 million in the same period of 2021.

o	Sell-side advertising segment, consisting of the Colossus SSP business, grew to $18.9 million and contributed $16.5 million of the increase, or up 710% over the $2.3 million in the same period of 2021.

o	Buy-side advertising segment, consisting of the Huddled Masses and Orange142 businesses, grew to $7.1 million and contributed $1.1 million of the increase, or up 18% over the $6.0 million in the same period of 2021.

•	Operating income increased $1.3 million, up 225%, to $1.8 million for the third quarter of 2022, compared to income of $0.6 million in the same period of 2021. Increased costs resulting from headcount additions, higher commission and bonus expense, public company related costs, as well as a one-time severance charge of approximately $0.5 million impacted operating income in the third quarter of 2022.

•	Net income was $0.8 million in the third quarter of 2022, up 458%, compared to ($0.2) million loss in the same period of 2021.

•	Adjusted EBITDA(1) increased 128% to $2.4 million in the third quarter 2022, compared to $1.1 million in the same period of 2021.

•	Net operating cash provided by operating activities for the nine-months ended September 30, 2022 was $3.4 million, compared to a net operating cash of $3.2 million generated in the same period of 2021.

Business Highlights

•	For the third quarter ended September 30, 2022, Direct Digital Holdings processed approximately 125 billion monthly impressions through its sell-side advertising segment, an increase of 56% over the same period of 2021, with over 1.3 trillion bid requests for the quarter.

•	In addition, the Company’s sell-side advertising platforms received over 11 billion bid responses, an increase of over 120% over the same period in 2021, through 129,000 buyers for the quarter.

•	The Company’s buy-side advertising segment served over 200 customers, an increase of 2% compared to the same period of 2021.

Financial Outlook

Direct Digital Holdings’ guidance assumes that the U.S. economy continues to grow at a moderate pace, and there are no major COVID-19-related setbacks or other shocks that may cause economic conditions to deteriorate or otherwise significantly reduce advertiser demand. Direct Digital Holdings plans to offer annual guidance and update it throughout the year. Accordingly, the Company estimates the following:

•	For fiscal year 2022, Direct Digital Holdings is raising expectations for guidance by approximately 20% to increase from a range of $70 million-$75 million to $85 million-$90 million, or up 130% year-over-year growth at the mid-point, while targeting an Adjusted EBITDA Margin in the double digits.

Conference Call and Webcast Details

Direct Digital Holdings will host a conference call on Thursday, November 10, 2022 at 5:00 p.m. Eastern Time to discuss the Company’s quarterly results. The live webcast and replay can be accessed at https://ir.directdigitalholdings.com/. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. For those who cannot access the webcast, a replay will be available at https://ir.directdigitalholdings.com/ for a period of twelve months following the live webcast.

Footnote

(1) “Adjusted EBITDA” is a non-GAAP financial measure and Adjusted EBITDA Margin is an operating ratio derived from a non-GAAP financial measure. The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures and provides reconciliations between historical GAAP and non-GAAP information contained in this press release.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are subject to certain risks, trends and uncertainties.

As used below, “we,” “us,” and “our” refer to Direct Digital Holdings. We use words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify forward-looking statements, but not all forward-looking statements include these words. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements.

All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Our forward-looking statements are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance expressed in or implied by the forward-looking statements, including, but not limited to: our dependence on the overall demand for advertising, which could be influenced by economic downturns; any slow-down or unanticipated development in the market for programmatic advertising campaigns; the effects of health epidemics, such as the ongoing global COVID-19 pandemic; operational and performance issues with our platform, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems; any significant inadvertent disclosure or breach of confidential and/or personal information we hold, or of the security of our or our customers’, suppliers’ or other partners’ computer systems; any unavailability or non-performance of the non-proprietary technology, software, products and services that we use; unfavorable publicity and negative public perception about our industry, particularly concerns regarding data privacy and security relating to our industry’s technology and practices, and any perceived failure to comply with laws and industry self-regulation; restrictions on the use of third-party “cookies,” mobile device IDs or other tracking technologies, which could diminish our platform’s effectiveness; any inability to compete in our intensely competitive market; any significant fluctuations caused by our high customer concentration; any violation of legal and regulatory requirements or any misconduct by our employees, subcontractors, agents or business partners; any strain on our resources, diversion of our management’s attention or impact on our ability to attract and retain qualified board members as a result of being a public company; our dependence, as a holding company, of receiving distributions from Direct Digital Holdings, LLC to pay our taxes, expenses and dividends; and other factors and assumptions discussed in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and other sections of our filings with the SEC that we make from time to time. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove to be incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this release to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

About Direct Digital Holdings

Direct Digital Holdings (Nasdaq: DRCT), owner of operating companies Colossus SSP, Huddled Masses, and Orange 142, brings state-of-the-art sell- and buy-side advertising platforms together under one umbrella company. Direct Digital Holdings' sell-side platform, Colossus SSP, offers advertisers of all sizes extensive reach within general market and multicultural media properties. The company's subsidiaries Huddled Masses and Orange142 deliver significant ROI for middle market advertisers by providing data-optimized programmatic solutions at scale for businesses in sectors that range from energy to healthcare to travel to financial services. Direct Digital Holdings' sell- and buy-side solutions manage approximately 90,000 clients monthly, generating over 100 billion impressions per month across display, CTV, in-app and other media channels. The company has been named a top minority-owned business by The Houston Business Journal.

CONSOLIDATED BALANCE SHEETS

	September 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,010,796	$4,684,431
Accounts receivable, net	21,388,531	7,871,181
Prepaid expenses and other current assets	696,486	1,225,447
Total current assets	29,095,813	13,781,059

Goodwill	6,519,636	6,519,636
Intangible assets, net (Note 3)	14,126,214	15,591,578
Deferred tax asset, net (Note 12)	3,160,054	—
Deferred financing costs, net	—	96,152
Operating lease right-of-use assets	840,505	—
Other long-term assets	58,279	11,508
Total assets	$53,800,501	$35,999,933

LIABILITIES AND STOCKHOLDERS’ / MEMBERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$16,718,342	$6,710,015
Accrued liabilities	3,599,944	1,044,907
Current portion of liability related to tax receivable agreement	183,260	—
Notes payable, current portion	655,000	550,000
Deferred revenues	1,146,186	1,348,093
Operating lease liabilities, current portion	92,473	—
Income taxes payable	94,440	—
Related party payables (Note 7)	—	70,801
Total current liabilities	22,489,645	9,723,816

Notes payable, net of short-term portion and deferred financing cost of $2,250,171 and $2,091,732, respectively	22,942,329	19,358,268
Mandatorily redeemable non-participating preferred units	—	6,455,562
Line of credit	—	400,000
Paycheck Protection Program loan	—	287,143
Economic Injury Disaster Loan	150,000	150,000
Liability related to tax receivable agreement, net of current portion	2,451,103	—
Operating lease liabilities, net of current portion	767,610	—
Total liabilities	48,800,687	36,374,789

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS’ / MEMBERS' EQUITY (DEFICIT)
Units, 1,000,000 units authorized at December 31, 2021; 34,182 units issued and outstanding as of December 31, 2021	—	4,294,241
Class A common stock, $0.001 par value per share, 160,000,000 shares authorized, 3,260,364 shares issued and outstanding as of September 30, 2022	3,260	—
Class B common stock, $0.001 par value per share, 20,000,000 shares authorized, 11,278,000 shares issued and outstanding as of September 30, 2022	11,278	—
Additional paid-in capital	7,817,283	—
Accumulated deficit	(2,832,007)	(4,669,097)
Total stockholders’ / members' equity (deficit)	4,999,814	(374,856)
Total liabilities and stockholders’ / members' equity (deficit)	$53,800,501	$35,999,933

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues
Buy-side advertising	$7,130,736	$6,033,883	$22,283,044	$19,975,235
Sell-side advertising	18,854,639	2,326,862	36,333,976	5,261,135
Total revenues	25,985,375	8,360,745	58,617,020	25,236,370

Cost of revenues
Buy-side advertising	2,471,170	2,174,432	7,694,987	7,480,727
Sell-side advertising	16,053,461	1,951,350	30,344,670	4,348,756
Total cost of revenues	18,524,631	4,125,782	38,039,657	11,829,483
Gross profit	7,460,744	4,234,963	20,577,363	13,406,887

Operating expenses
Compensation, taxes and benefits	3,845,918	2,235,066	9,895,646	6,131,930
General and administrative	1,770,002	1,432,985	5,187,875	4,214,229
Total operating expenses	5,615,920	3,668,051	15,083,521	10,346,159
Income from operations	1,844,824	566,912	5,493,842	3,060,728

Other income (expense)
Other income	—	—	47,982	19,186
Forgiveness of Paycheck Protection Program loan	—	—	287,143	10,000
Gain from revaluation and settlement of seller notes and earnout liability	—	—	—	21,232
Loss on redemption of non-participating preferred units	—	—	(590,689)	—
Interest expense	(905,605)	(792,400)	(2,269,643)	(2,432,567)
Total other expense	(905,605)	(792,400)	(2,525,207)	(2,382,149)

Income before taxes	939,219	(225,488)	2,968,635	678,579
Tax expense	128,436	878	215,112	54,878
Net income (loss)	$810,783	$(226,366)	$2,753,523	$623,701

Net income (loss) per common share / unit:
Basic and diluted	$0.06	$(6.62)	$0.23	$18.25

Weighted-average number of shares of common stock / units outstanding:
Basic and diluted	14,545,241	34,182	11,996,969	34,182

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,
	2022	2021
Cash Flows Provided By Operating Activities:
Net income	$2,753,523	$623,701
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of deferred financing costs	463,008	253,887
Amortization of intangible assets	1,465,364	1,465,364
Amortization of right-of-use assets	94,974	—
Stock-based compensation	85,437	—
Forgiveness of Paycheck Protection Program loan	(287,143)	(10,000)
Paid-in-kind interest	—	269,260
Deferred income taxes	(40,591)	—
Gain from revaluation and settlement of earnout liability	—	(21,232)
Loss on redemption of non-participating preferred units	590,689	—
Bad debt expense	2,717	67,541
Changes in operating assets and liabilities:
Accounts receivable	(13,520,067)	708,025
Prepaid expenses and other assets	482,190	(491,560)
Accounts payable	10,008,327	(153,045)
Accrued liabilities	1,555,037	118,043
Income taxes payable	94,440	—
Deferred revenues	(201,907)	375,621
Operating lease liability	(75,396)	—
Related party payable	(70,801)	(964)
Net cash provided by operating activities	3,399,801	3,204,641

Cash Flows Used In Financing Activities:
Proceeds from note payable	4,260,000	—
Payments on term loan	(412,500)	(1,206,750)
Payments on lines of credit	(400,000)	—
Payment of deferred financing costs	(525,295)	—
Proceeds from Paycheck Protection Program loan	—	287,143
Proceeds from Issuance of Class A common stock, net of transaction costs	11,167,043	—
Redemption of common units	(7,200,000)	—
Redemption of non-participating preferred units	(7,046,251)	—
Payments on seller notes and earnouts payable	—	(369,185)
Distributions to members	(916,433)	(924,695)
Net cash used in financing activities	(1,073,436)	(2,213,487)

Net increase in cash and cash equivalents	2,326,365	991,154
Cash and cash equivalents, beginning of the period	4,684,431	1,611,998
Cash and cash equivalents, end of the year	$7,010,796	$2,603,152

Supplemental Disclosure of Cash Flow Information:
Cash paid for taxes	$133,401	$14,878
Cash paid for interest	$1,744,365	$3,111,628

Non-cash Financing Activities:
Transaction costs related to issuances of Class A shares included in accrued liabilities	$1,000,000	$—
Outside basis difference in partnership	$3,234,000	$—
TRA payable to Direct Digital Management, LLC	$278,900	$—
Tax benefit on TRA	$485,100	$—

NON-GAAP FINANCIAL MEASURES

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), including, in particular operating income, net cash provided by operating activities, and net income, we believe that earnings before interest, taxes, depreciation and amortization (“EBITDA”), as adjusted for acquisition transaction costs, forgiveness of Paycheck Protection Program loans, gain from revaluation and settlement of seller notes and earnout liability, loss on early extinguishment of debt, and loss on early redemption of non-participating preferred units (“Adjusted EBITDA”), a non-GAAP financial measure, as well as Adjusted EBITDA divided by total revenue, an operating ratio derived from non-GAAP financial measures (“Adjusted EBITDA Margin”), are useful in evaluating our operating performance. The most directly comparable GAAP measure to Adjusted EBITDA and Adjusted EBITDA Margin is net income.

In addition to operating income and net income, we use these non-GAAP financial measures as measures of operational efficiency. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•	Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as depreciation and amortization, interest expense, provision for income taxes, and certain one-time items such as acquisition transaction costs and gains from settlements or loan forgiveness that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;

•	Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and

•	Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. The following table presents a reconciliation of Adjusted EBITDA to net income for each of the periods presented (however, we are unable to provide a reconciliation of Adjusted EBITDA Margin, an operating ratio derived from a non-GAAP financial measure, for a number of reasons, including due to the unknown effect, timing and potential significance of certain income statement items):

NON-GAAP FINANCIAL MEASURES

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net Income (1)	$810,783	$(226,366)	$2,753,523	$623,701
Add back (deduct):
Amortization of intangible assets	488,455	488,455	1,465,364	1,465,364
Interest expense	905,605	792,400	2,269,643	2,432,567
Tax expense	128,436	878	215,112	54,878
Stock-based compensation	70,030	—	85,438	—
Forgiveness of PPP loan	—	—	(287,163)	(10,000)
Gain on seller earnout revaluation	—	—	—	(21,232)
Loss on early redemption of non-participating preferred units	—	—	590,689	—
Adjusted EBITDA	$2,403,309	$1,055,367	$7,092,606	$4,545,278

(1)	During the three months ended September 30, 2022, we recorded a one-time severance charge of approximately $502,000 which has not been added back to net income for the purposes of calculating Adjusted EBITDA.

Contacts:

Investors:

Brett Milotte, ICR

Brett.Milotte@icrinc.com